Exhibit 99.1

JOINT FILING STATEMENT

        Each of the undersigned agrees that (1) the statement on, Schedule 13D relating to Osiris Therapeutic, Inc.’s common stock, par value $0.001 per share, has been adopted and filed on behalf of each of them, (2) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (3) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: December 20, 2006

By:	Peter Friedli
Peter Friedli

VENTURETEC, INC.

By:	Peter Friedli
Peter Friedli, President

NEW VENTURETEC AG

By:	Peter Friedli
Peter Friedli, President

NIKATECH, INC.

By:	Peter Friedli
Peter Friedli, Investment Advisor

US VENTURE 05, INC.

By:	Peter Friedli
Peter Friedli, President